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As filed with the United States Securities and Exchange Commission on January 21, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement Under the Securities Act of 1933

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1010843
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(303) 802-1000
(Address, including zip code and telephone number, including area code, of registrant's principal executive office)

Stephen K. Gartside, Jr.
Chief Executive Officer and President
Evolving Systems, Inc.
9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(303) 802-1000
(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:
Charles D. Maguire, Jr., Esq.
Kevin M. Galligan, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.001 per share(1)	380,747 shares	$10.795	$4,110,163.87	$332.52

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the registrant's common stock as reported on the Nasdaq SmallCap Market on January 16, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

Prospectus subject to completion, January 21, 2004

Evolving Systems, Inc.
380,747 Shares
Common Stock

        This prospectus relates to the offer and sale, from time to time, of up to 380,747 shares of Evolving Systems, Inc. common stock by the selling stockholders named under "Selling Stockholders" beginning on page 12. The shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. No underwriting discounts, commissions or expenses are payable or applicable in connection with the sale of such shares. The shares of common stock offered by this prospectus will be sold from time to time at then prevailing market prices, at prices relating to prevailing market prices or at negotiated prices.

        The common stock of Evolving Systems is quoted on The Nasdaq SmallCap Market, or Nasdaq, under the symbol "EVOL." On January 16, 2004, the last reported sales price of our common stock on Nasdaq was $10.69.

        The shares of common stock offered by this prospectus were issued by Evolving Systems in connection with Evolving Systems' acquisition of CMS Communications, Inc., which closed on November 3, 2003, pursuant to an agreement and plan of merger dated as of November 3, 2003, among Evolving Systems, ESI Acquisition One Corporation, CMS Communications, Inc. and its shareholders.

        We will not receive any proceeds from the selling stockholders' sale of the shares of common stock. We have agreed to bear the expenses in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act. See the section in this prospectus titled "Plan of Distribution" beginning on page 14 for additional information on how the selling stockholders may conduct sales of our common stock.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page 2.

        These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2004.

TABLE OF CONTENTS

About Evolving Systems, Inc.
Risk Factors
Forward-Looking Statements
Use of Proceeds
Selling Stockholders
Plan of Distribution
Where You Can Find More Information
Incorporation of Certain Documents by Reference
Legal Matters
Experts

        You should rely only on the information and representations contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any information or representations different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. Neither the delivery of this prospectus, nor any sale made under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date other than the date of this prospectus.

i

About Evolving Systems, Inc.

        This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors appearing under "Risk Factors" and elsewhere in this prospectus.

        The following summary does not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and other information incorporated by reference in this prospectus, before making an investment decision.

        Evolving Systems, Inc. is a provider of innovative and cost-effective software solutions to tier one telecommunications companies. We maintain long-standing relationships with many of the largest wireline and wireless telecommunications providers in North America. Our customers rely on us to develop, deploy, enhance and maintain complex, highly reliable software solutions for a range of Operations Support Systems (OSS), network systems and enhanced services platforms. In addition, our customers rely on us to provide systems integration services. We offer software solutions that enable our customers to comply with government-mandated requirements regarding local number portability (LNP) for wireline, and wireless number portability (WNP). We also offer our phone number inventory and activation software, NumeriTrack™, which also allows the wireline and wireless carriers to comply with the government phone number conservation mandates. With the acquisition of CMS Communications, Inc. ("CMS") in November, 2003, we now offer a host of network solutions around traffic data management, allowing carriers to optimize their network performance. Our complementary competencies as a provider of network systems, activation enhanced services solutions and comprehensive systems integration capabilities enable us to more completely implement solutions across a customer's infrastructure.

        Founded in 1985, we initially focused on providing custom software development and professional services to a limited number of telecommunications companies. In 1996, concurrent with passage of the Telecommunications Act of 1996, or the Telecommunications Act, we made a strategic decision to add software products to our established professional services offerings. Since that time we have built a strong product portfolio that includes, but is not limited to, LNP OSS software that enables carriers to meet Federal Communications Commission (FCC) requirements that consumers be permitted to retain their phone numbers when changing service providers; and number conservation software that addresses FCC-mandates to extend the life of the North American Numbering Plan. Number portability is mandated and implemented for all U.S. wireline carriers today. In November 2003, the FCC also required number portability where consumers change from wireline to wireless carriers, or vice versa, and from wireless to wireless carriers. Number conservation or number pooling is mandated for all U.S. carriers and is in various stages of implementation for both U.S. wireline and wireless carriers today.

        Historically, we have helped our customers integrate our products into their existing OSS environments. In 2002, we initiated a restructuring plan which, in addition to significant operational cost reductions, included the reengineering of our solutions strategy to reflect a more balanced mix of services and products. We branded our new business strategy ServiceXpress™. In November, 2003, we also added the CMS product portfolio and customer base to our business, and in January 2004, we began the process of incorporating a subsidiary company in India to better manage our offshore development program.

        Our principal executive offices are located at 9777 Mount Pyramid Court, Suite 100, Englewood, Colorado 80112, and our telephone number is (303) 802-1000. Our Internet address is www.evolving.com. The information on our website is not incorporated by reference into this prospectus.

Risk Factors

        An investment in our stock involves a high degree of risk. You should consider carefully the following risks, along with all of the other information included in or incorporated by reference into this prospectus, before deciding to buy our common stock. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer. Negative events may decrease our revenue, increase our costs, make our financial results poorer and/or decrease our financial strength, and may cause our stock price to decline. In that case, you may lose all or a part of your investment in our common stock.

Risks Related to Our Business

  Fluctuations in Quarterly Results of Operations

        Our operating results have fluctuated significantly in the past and may continue to fluctuate significantly in the future. Fluctuations in operating results may cause volatility in the price of our common stock. These quarterly fluctuations may result from a number of factors, including:

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  the size of new contracts and when they are signed;

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  our rate of progress under our contracts;

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  the timing of customer and market acceptance of our products and service offerings;

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  our ability to effectively manage offshore software development in India;

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  actual or anticipated changes in government laws and regulations related to the telecommunications market, including, but not limited to, the effect of wireless number portability on our business;

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  judicial or administrative actions about these laws or regulations;

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  the nature and pace of enforcement of the Telecommunications Act;

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  product lifecycles;

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  the mix of products and services sold;

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  changes in demand for our products and services;

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  the timing of third-party contractors' delivery of software and hardware;

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  budgeting cycles of our customers;

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  changes in the renewal rate of support agreements;

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  level and timing of expenses for product development and sales, general and administrative expenses;

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  competition by existing and emerging competitors in the telecommunications software markets;

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  our success in developing and selling new products, controlling cost, attracting and retaining qualified personnel and expanding our sales and customer focused programs;

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  software defects and other product quality problems;

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  changes in our strategy;

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  the extent of industry consolidation; and

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  general economic conditions.

        In the past, and currently, we earn a significant portion of our revenue from a small number of customers. We expect this will continue. As a result, the loss of any significant customer, delays in delivery or acceptance of any of our products by a customer, delays in the performance of services for a customer, or delays in collection of customer receivables could be materially harmful to our business, financial condition, results of operations, and cash flows.

        Our expense levels are based in significant part on our expectations regarding future revenue. Our revenue is difficult to forecast as the market for our products and services is rapidly changing, and our sales cycle and the size and timing of significant contracts vary substantially among customers. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Any significant shortfall from anticipated levels of demand for our products and services could have a material adverse effect on our business, financial condition and results of operations.

        Based on these factors, we believe future revenue, expenses and operating results may vary significantly from quarter to quarter. As a result, quarter-to-quarter comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be. Furthermore, we believe that in some future quarter our operating results may be below the expectations of public market analysts or investors. If that occurs, the market price of our common stock would likely go down.

  Regulatory Uncertainties

        The market for our traditional OSS products was created and has primarily been driven by the adoption of regulations under the Telecommunications Act requiring Regional Bell Operating Companies (RBOCs) to implement LNP as a condition to being permitted to provide long distance services. Therefore, any changes to these regulations, or the adoption of new regulations by federal or state regulatory authorities under the Telecommunications Act, or any legal challenges to the Telecommunications Act, could hurt the market for our products and services. For example, when the FCC delayed implementation of the Telecommunications Act with respect to wireless carriers until November 2003, these delays had an impact on our revenue from our WNP products and services. Likewise, in mid-2001 when Verizon Wireless petitioned the FCC requesting forbearance from this requirement, we saw our wireless customers delay making decisions to purchase wireless number portability products. Wireless number portability went into effect in November, 2003. However, any invalidation, repeal or modification in the requirements imposed by the Telecommunications Act or the FCC, could materially harm our business, financial condition and results of operations. In addition, customers may require, or we may find it necessary or advisable, to modify our products or services to address actual or anticipated changes in regulations affecting our customers. This could also materially harm our business, financial condition, results of operations, and cash flows.

  Reliance on Significant Customers

        A significant portion of our revenue and contracts receivable has been and is expected to continue to be derived from a small number of customers. During 2002, we recognized approximately 66% of our total revenue from three significant customers, who each were responsible for more than 10% of our total revenue (Significant Customers). In 2001 and 2000, approximately 67% of our revenue came from four Significant Customers. For the nine months ended September 30, 2003, 64% of our revenue came from three Significant Customers. We may continue to depend on large contracts with a small number of Significant Customers. This can cause our revenue and earnings to fluctuate between quarters based on the timing of contracts and when our customers install our products. None of our major customers have any obligation to purchase additional products or services beyond annual support contracts that they may or may not renew each year. Accordingly, the loss of any significant customer, delays in collections, delivery or acceptance of any of our products or delays in the performance of services or our failure to develop relationships with significant new customers could have a material adverse effect on our business, financial condition and results of operations.

  Lengthy Implementation Process; Customer Acceptance of Our Solutions

        Implementing our solutions can be a relatively complex and lengthy process to adapt and we customize these solutions for each customer's unique environment. Often our customers may also require rapid deployment of our software solutions, resulting in pressure on us to meet demanding delivery and implementation schedules. Delays in implementation may result in customer dissatisfaction and/or damage our reputation. This could materially harm our business, financial condition, results of operations, and cash flows.

        The majority of our existing contracts provide for acceptance testing by the customer, which can be a lengthy process. Unanticipated difficulties or delays in the customer acceptance process could result in higher costs and delayed payments. In addition, if we fail to satisfy acceptance criteria within prescribed times, the customer may be entitled to cancel its contract and receive a refund of all or a portion of amounts paid or other amounts as damages, which could exceed related contract revenue and which could result in a future charge to earnings. Any failure or delay in achieving final acceptance of our software and services could have a material harmful effect on our business, financial condition, results of operations and cash flows.

  Lengthy Sales Cycle/Consolidations and Budget Cutbacks in the Industry

        Large telecommunications solutions used for enterprise-wide, mission-critical purposes, involve significant capital expenditures and lengthy implementation plans. Prospective customers typically commit significant resources to the technical evaluation of our products and services and require us to spend substantial time, effort and money providing education regarding our solutions. This evaluation process often results in an extensive and lengthy sales cycle, typically ranging between three and 12 months, making it difficult for us to forecast the timing and magnitude of sales contracts. Delays associated with customers' internal approval and contracting procedures, procurement practices, and testing and acceptance process are common. For example, customers' budgetary constraints and internal acceptance reviews may cause potential customers to delay or forego a purchase. The delay or failure to complete one or more large contracts could materially harm our business, financial condition or results of operations and cause our operating results to vary significantly from quarter to quarter.

        The telecommunications industry has recently experienced significant reorganization and consolidation. This may continue. Mergers and acquisitions of large telecommunications companies, as well as the formation of new alliances, have resulted in a constantly changing marketplace for our products and services. Delays associated with these changes are common. These consolidations have caused us to lose customers and it is possible that we could lose additional customers as a result of more consolidations. In addition, due to a major downturn in the telecommunications industry which began in the second half of 2000 (and continues to the present), many of the companies in the telecommunications industry reduced their capital expenditures in response to changes in the telecommunications marketplace; some companies have declared bankruptcy, cancelled contracts, delayed payments to their suppliers or delayed additional purchases. It is difficult to determine how long this downturn will continue. The delay or failure to complete one or more large contracts, or the loss of a significant customer, could materially harm our business, financial condition, results of operations, or cash flows, and cause our operating results to vary significantly from quarter to quarter.

  Fixed-Price Contracts

        Currently, a large portion of our revenue is from contracts that are on a fixed-price basis. We anticipate that customers will continue to request we provide software and integration services as a total solution on a fixed-price basis. These contracts specify certain obligations and deliverables we must meet regardless of the actual costs we incur. Projects done on a fixed-price basis are subject to budget overruns. On occasion, in the past, we have experienced budget overruns, resulting in lower than anticipated margins. We can give no assurance we will not incur similar budget overruns in the future. If we incur budget overruns, our margins and results of operations may be materially harmed.

  Rapid Technological Change; Risks Associated with New Versions and New Products; Risks of Software Defects

        The market for our products and services is subject to rapid technological changes, evolving industry standards, changes in carrier requirements and preferences and frequent new product introductions and enhancements. The introduction of products that incorporate new technologies and emergence of new industry standards can make existing products obsolete and unmarketable. To compete successfully, we must continue to design, develop and sell enhancements to existing products and new products that provide higher levels of performance and reliability in a timely manner, take advantage of technological advancements and changes in industry standards and respond to new customer requirements. There can be no assurance we will successfully identify new product opportunities or will achieve market acceptance of new products brought to market. In addition, products developed by others may cause our products to become obsolete or noncompetitive. If we fail to anticipate or respond adequately to changes in technology and customer preferences, or if our products do not perform satisfactorily, or if we have delays in product development, our business, financial condition and results of operations could be materially harmed.

        We intend to periodically issue interim and new releases of our suite of software products. In addition, we intend to develop new products. As a result of the complexities inherent in software development, major new product enhancements and new products can require long development and testing periods before they are commercially released and delays in planned delivery dates may occur.

  Mature Market for Number Portability Products

        The market for our number portability products is mature and we may not be able to successfully identify new product opportunities or achieve market acceptance of new products brought to the market. Although wireless number portability was only recently mandated, many of the wireless carriers selected solutions from our competitors and it is unclear how many new opportunities there will be with these carriers. If we are unable to identify new product opportunities, our business, financial condition and results of operations could be materially harmed.

  Risks Associated with Managing Expenses

        In response to the downturn in the telecommunications industry, we have taken steps to reduce our expenses, such as reductions in staff, closing of our satellite facilities, reductions in employee benefits and general cost control measures. If we fail to anticipate and respond adequately to balance expenses against revenue, or if our fixed costs cannot be reduced enough, our financial condition could be materially harmed. Likewise, cutbacks in staff may have an impact on our ability to generate future revenue.

  Risks Associated with Offshore Development

        In response to pressure from our customers for lower cost solutions, we entered into a contract with Infosys to provide a dedicated team of software developers to provide software development services and maintenance services. In January 2004, we announced our intention to form our own Indian subsidiary and we are currently in the process of staffing the Indian company and transitioning our projects from Infosys. Any failure by us to manage this transition properly could negatively affect our margins. In addition, if Infosys, or our Indian subsidiary after the transition process is complete, fails to provide quality software in a timely fashion, this could negatively affect our ability to satisfy our customer contracts. Furthermore, political changes and uncertainties in India could negatively impact the business climate there. As a result, we may be unable to satisfactorily perform our customer contracts and our business, financial condition and results of operations could be materially harmed.

  Competition; Risks Associated with Recruiting and Retaining Personnel

        Our primary markets are intensely competitive and are subject to rapid technological changes, evolving industry standards and regulatory developments. We face continuous demand for improved product performance, new product features and reduced prices, as well as intense pressure to accelerate the release of new products and product enhancements. Our existing and potential competitors include many large domestic and international companies, including some competitors that have substantially greater financial, manufacturing, technological, marketing, distribution and other resources, larger installed customer bases and longer-standing relationships with customers than we do. Our principal competitors in the LNP and WNP market include Telcordia Technologies, Inc., TSI Telecommunications, Inc., Accenture Ltd., Tekelec and NeuStar, Inc. There also can be no assurance that customers will not offer competitive products or services in the future since customers who have purchased solutions from us are not precluded from competing with us. Many telecommunications companies have large internal development organizations, which develop software solutions and provide services similar to the products and services we provide. We also expect competition may increase in the future from ASPs, existing competitors and from other companies that may enter our existing or future markets with solutions which may be less costly, provide higher performance or additional features or be introduced earlier than our solutions.

        We believe that our ability to compete successfully depends on numerous factors. For example, the following factors affect our ability to compete successfully:

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  how well we respond to our customers' needs;

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  the quality and reliability of our products and services and our competitors' products and services;

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  the price for our products and services, as well as the price for our competitors' products and services;

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  how well we manage our projects;

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  our technical subject matter expertise;

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  the quality of our customer service and support;

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  the emergence of new industry standards;

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  the development of technical innovations;

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  our ability to attract and retain qualified personnel;

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  regulatory changes; and

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  general market and economic conditions.

        Some of these factors are within our control, and others are not. A variety of potential actions by our competitors, including a reduction of product prices or increased promotion, announcement or accelerated introduction of new or enhanced products, or cooperative relationships among competitors, could harm our business, financial condition, results of operations and cash flows. There can be no assurance that we will be able to compete successfully with existing or new competitors or that we will properly identify and address the demands of new markets. This is particularly true in new markets where standards are not yet established, such as in the wireless data area where we are participating in an industry forum to establish standards to manage the presence and availability of wireless communications. Our failure to adapt to emerging market demands, respond to regulatory and technological changes or compete successfully with existing and new competitors would materially harm our business, financial condition and results of operations.

        Our ability to manage future expansion, if any, effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new management and employees into our overall operations and to continue to improve our operations, financial and management systems. There can be no assurance that we will be able to retain personnel or to hire additional personnel on a timely basis, if at all. Because of the complexity of our software solutions, a significant time lag exists between the hiring date of technical and sales personnel and the time when they become fully productive. We have at times experienced difficulty in recruiting and retaining such personnel. Our failure to retain personnel or to hire qualified personnel on a timely basis could materially harm our business, financial condition and results of operations.

        We recently put new financial, project accounting and sales tracking software packages in place. Our ability to implement these new systems is likely to place substantial demands on certain of our managerial resources. In addition, if we are unable to implement these software packages effectively, we may not be able to accurately forecast and manage our business. Our failure to manage any expansion effectively, including any failure to integrate new management and employees or failure to continue to implement and improve financial, operations and management controls, systems and procedures, could materially harm our business, financial condition and results of operations.

  Product Liability

        Our agreements with our customers typically contain provisions designed to limit our exposure to potential liability for damages arising out of the use of or defects in our products. These limitations, however, tend to vary from customer to customer and it is possible that these limitations of liability provisions may not be effective. We currently have errors and omissions insurance, which, subject to customary exclusions, covers claims resulting from failure of our software products or services to perform the function or to serve the purpose intended. To the extent that any successful product liability claim is not covered by this insurance, we may be required to pay for a claim. This could be expensive, particularly since our software products may be used in critical business applications. Defending such a suit, regardless of its merits, could be expensive and require the time and attention of key management personnel, either of which could materially harm our business, financial condition and results of operations. In addition, our business reputation could be harmed by product liability claims, regardless of their merit or the eventual outcome of these claims.

  Protection of Intellectual Property; Risks of Infringement

        Our success and ability to compete are dependent to a significant degree on our proprietary technology. We rely on a combination of copyright, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. We have U.S. patents on elements of our LNP products, NumberManager® and OrderPath®, and elements of our OmniPresenceServer™ application and have applied for patent protection on other elements of our OmniPresenceServer application and our ServiceXpress™ Test Harness application. In addition, we have registered or filed for registration of certain of our trademarks. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our products or technology without authorization or to develop similar technology independently through reverse engineering or other means. In addition, the laws of some foreign countries may not adequately protect our proprietary rights. There can be no assurance that our means of protecting our proprietary rights in the U.S. or abroad will be adequate or that others will not independently develop technologies that are similar or superior to our technology, duplicate our technology or design around any of our patents. It is also possible that we will inadvertently infringe upon the intellectual property rights of a third party. Litigation may also be necessary in the future to enforce our intellectual property rights, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of management time and resources and could materially harm our business, financial condition and results of operations.

  Integration of CMS Communications, Inc. or Future Acquisitions

        The integration of CMS Communications, Inc. or future acquisitions may present risks and we may be unable to achieve the product, financial or strategic goals intended at the time of any acquisition. The risks we may encounter in such transactions include:

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  we may have difficulty assimilating the operations and personnel of the acquired company;

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  we may have difficulty effectively integrating the acquired technologies or products with our current products and technologies;

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  we may have difficulty in maintaining controls, procedures and policies during the transition and integration;

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  customers of the acquired company may decide not to renew their contracts with the combined entity and other ongoing business may be disrupted by transition and integration issues;

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  the financial and strategic goals for the acquired and combined businesses may not be achieved;

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  due diligence processes may fail to identify significant issues with product quality, intellectual property ownership, product architecture, legal and financial contingencies, and product development;

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  significant exit charges may be sustained if products acquired in business combinations are unsuccessful;

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  acquisitions require considerable time and commitment of management, which can distract management from day-to day operations and result in additional costs which reduce profits;

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  we do not know if we will be able to identify and purchase assets and/or companies that will complement our business;

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  certain management and other employees of CMS, or future acquisitions, may be critical to the success of the acquired company, and we do not know if we will be successful in retaining these individuals in the combined companies;

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  the price of our stock may go down as stockholders receiving stock in connection with the CMS transaction, or any future transaction, elect to sell their shares, or the marketplace does not favorably view the transaction.

        Based on all of the foregoing, we believe it is possible for future revenue, expenses and operating results to vary significantly from quarter to quarter. As a result, quarter-to-quarter comparisons of operating results are not necessarily meaningful or indicative of future performance. Furthermore, we believe that it is possible that in any given quarter, including the current quarter, our operating results could differ from the expectations of public market analysts or investors. In such event, or in the event that adverse conditions prevail, or are perceived to prevail, with respect to our business or generally, the market price of our common stock would likely go down.

  Terrorist Activities or Military Actions

        The terrorist attacks on September 11, 2001, disrupted commerce throughout the world. In response to attacks and other threats, the United States is pursuing military force against those behind these attacks and is initiating broader actions against global terrorism. The continued threat of terrorism throughout the world, the escalation of military action in Iraq and Afghanistan, and heightened security measures in response to such threats may continue to cause significant disruption to commerce throughout the world. To the extent that such disruptions result in the instability of economic factors, reductions in capital spending, deferral or delay in customer orders our business and results of operations could be materially and adversely affected.

Risks Related to this Offering

  Possible Volatility of Stock Price

        In the past, the trading price of our common stock has been subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by us or our competitors, changes in financial estimates by securities analysts, the operating and stock price performance of other companies that investors may deem comparable to us, general stock market and economic considerations and other events or factors. This may continue in the future. In addition, during 2002 the price for our stock dropped below the minimum Nasdaq requirements, and we received notice from Nasdaq that our stock would be delisted. We subsequently satisfied Nasdaq listing requirements, but factors may in the future cause our stock price to drop below Nasdaq listing requirements.

        In addition, the stock market has experienced volatility that has particularly affected the market prices of stock of many technology companies and often has been unrelated to the operating performance of these companies. These broad market fluctuations may negatively impact the trading price of our common stock. As a result of the foregoing factors, we cannot assure our investors that our common stock will trade at or higher than its current price.

  Effects of Future Sales of Our Common Stock in the Public Market

        If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. The perception among investors that such sales will occur could also produce this effect. These factors also could make it more difficult to raise funds through future offerings of common stock. As of January 16, 2004, we have approximately 15,805,394 shares of common stock outstanding. Including the shares that may be offered by the selling stockholders under this prospectus, substantially all of these shares are freely tradable without restrictions under the Securities Act, except for shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

  We Have Never Paid Dividends

        We have never paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operation of our business. Accordingly, we do not anticipate paying cash dividends on our common stock in the foreseeable future.

  Certain Anti-Takeover Provisions

        Our restated certificate of incorporation allows our board of directors to issue up to 2,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by our stockholders. The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no current plans to issue shares of preferred stock.

        In addition, Evolving Systems is subject to the anti-takeover provisions of Section 203 of Delaware General Corporation Law, which prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. The application of Section 203 and certain provisions of our restated certificate of incorporation, including a classified board of directors, may have the effect of delaying or preventing changes in control of our management, which could adversely affect the market price of our common stock by discouraging or preventing takeover attempts that might result in the payment of a premium price to our stockholders.

Forward-Looking Statements

        This prospectus contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements are usually accompanied by words such as "anticipate" "believe", "plan", "estimate", "expect" "intend" and similar expressions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances. We caution you, however, that this list of risk factors and other cautionary language contained in this prospectus may not be exhaustive.

Use of Proceeds

        We will not receive any proceeds from the sale of these shares by the selling stockholders. The selling stockholders will receive all net proceeds from their sales of our common stock under this prospectus.

Selling Stockholders

        We issued the shares of common stock offered by this prospectus in a private placement to the selling stockholders listed below in connection with our acquisition of CMS Communications, Inc. As part of the transaction, we agreed to file a registration statement with the Securities and Exchange Commission to register for resale the shares of our common stock we issued to the selling stockholders, and to keep the registration statement effective until the earliest to occur of:

  •
  November 3, 2005;

  •
  the date on which the selling stockholders may sell all shares then held by them without restriction by the volume limitations of Rule 144(e) of the Securities Act; or

  •
  such time as all shares acquired by the selling stockholders in the merger have been sold pursuant to a registration statement.

        The registration statement of which this prospectus is a part is being filed with the Securities and Exchange Commission pursuant to the registration rights agreement we entered into with the selling stockholders on November 3, 2003. The closing of the CMS acquisition occurred on November 3, 2003 and we issued 732,773 shares of our common stock to the selling stockholders. 352,026 of the shares have been resold by the selling stockholders in a private transaction and are not included in the shares offered by this prospectus.

        The following table sets forth, as of January 16, 2004: (1) the name of each selling stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by the selling stockholder prior to this offering; (3) the number of shares of our common stock being offered pursuant to this prospectus; and (4) the amount and (if one percent or more) the percentage of the class to be owned by such selling stockholder after completion of the offering.

        This table is prepared based in part on information supplied to us by the listed selling stockholders. The table assumes that the selling stockholders sell all of the shares offered under this prospectus. However, because the selling stockholders may offer from time to time all or some of their shares under this prospectus, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

			Beneficial Ownership After the Offering(1)
	Beneficial Ownership Before the Offering	Number of Shares to be Registered in this Offering
Selling Stockholder
			Number	Percent
John M. Cullen, Jr.(2)	344,375	344,375	0	0%
Jeffrey A. Curran(3)	26,006	26,006	0	0%
Michael E. Brannan(4)	6,696	6,696	0	0%
Stephen J. Valachovic(5)	3,670	3,670	0	0%

TOTAL	380,747	380,747	0	0%

(1)
Assumes all offered shares are sold.

(2)
57,338 of these shares are being held in escrow pursuant to the terms of a Hold-Back Share Escrow Agreement between Evolving Systems, the selling stockholders and Wells Fargo Bank West, N.A., as escrow agent. The excess, if any, of the escrowed shares over the sum of the claims made by Evolving Systems against the escrow will be released to the selling stockholder on November 4, 2004 or, if later, the date on which any and all such claims are finally resolved. The escrowed shares may not be sold by the selling stockholder unless and until they are released from escrow to such selling stockholder. 229,000 shares issued by Evolving Systems to the selling stockholder have been resold in a private transaction and are not included in the shares offered by this prospectus.

(3)
8,601 of these shares are being held in escrow pursuant to the terms of a Hold-Back Share Escrow Agreement between Evolving Systems, the selling stockholders and Wells Fargo Bank West, N.A., as escrow agent. The excess, if any, of the escrowed shares over the sum of the claims made by Evolving Systems against the escrow will be released to the selling stockholder on November 4, 2004 or, if later, the date on which any and all such claims are finally resolved. The escrowed shares may not be sold by the selling stockholder unless and until they are released from escrow to such selling stockholder. 60,000 shares issued by Evolving Systems to the selling stockholder have been resold in a private transaction and are not included in the shares offered by this prospectus.

(4)
3,670 of these shares are being held in escrow pursuant to the terms of a Hold-Back Share Escrow Agreement between Evolving Systems, the selling stockholders and Wells Fargo Bank West, N.A., as escrow agent. The excess, if any, of the escrowed shares over the sum of the claims made by Evolving Systems against the escrow will be released to the selling stockholder on November 4, 2004 or, if later, the date on which any and all such claims are finally resolved. The escrowed shares may not be sold by the selling stockholder unless and until they are released from escrow to such selling stockholder. 30,000 shares issued by Evolving Systems to the selling stockholder have been resold in a private transaction and are not included in the shares offered by this prospectus.

(5)
All of these shares are being held in escrow pursuant to the terms of a Hold-Back Share Escrow Agreement between Evolving Systems, the selling stockholders and Wells Fargo Bank West, N.A., as escrow agent. The excess, if any, of the escrowed shares over the sum of the claims made by Evolving Systems against the escrow will be released to the selling stockholder on November 4, 2004 or, if later, the date on which any and all such claims are finally resolved. The escrowed shares may not be sold by the selling stockholder unless and until they are released from escrow to such selling stockholder. 33,026 shares issued by Evolving Systems to the selling stockholder have been resold in a private transaction and are not included in the shares offered by this prospectus.

Plan of Distribution

        This registration statement will permit certain shares owned or pledged by some selling stockholders to be freely tradable if the selling stockholders, or pledgees of stockholders, elect to sell such shares. The selling stockholders, which as used herein includes their pledgees, donees, transferees or other successors in interest selling shares of common stock or interests therein received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may offer the shares from time to time. They may sell the shares on the Nasdaq SmallCap Market or in the over-the-counter market or otherwise, at prices and on terms then prevailing or related to the then-current market price, or in negotiated transactions. They may sell the shares using one or more of the following methods or other methods, or in any combination of such methods:

  •
  to broker-dealers acting as principals;

  •
  through broker-dealers acting as agents;

  •
  in underwritten offerings;

  •
  in block trades;

  •
  in agency placements;

  •
  in exchange distributions;

  •
  in brokerage transactions;

  •
  through crosses in which the same broker acts as an agent on both sides of the trade;

  •
  in privately negotiated transactions;

  •
  in transactions other than on exchanges or services;

  •
  through the writing of options, whether the options are listed on an option exchange or otherwise;

  •
  in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized over-the-counter options;

  •
  through the distribution of the shares by any selling stockholder to its partners, members or stockholders; and

  •
  by any other method permitted pursuant to applicable law.

        The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other disposition. To the extent required, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. The selling stockholders or the purchasers of the shares may pay compensation in the form of discounts, concessions or commissions to broker-dealers or others who act as agents or principals or both. The amounts of compensation may be negotiated at the time and may be in excess of customary commissions. Broker-dealers and any other persons participating in a distribution of the shares may be underwriters as that term is defined in the Securities Act, and any discounts, concessions or commissions may be underwriting discounts or commissions under the Securities Act. The selling stockholders may grant a security interest in shares owned by them. If the secured parties foreclose on the shares, they may be selling stockholders. In addition, the selling stockholders may sell short the shares. This prospectus may be delivered in connection with short sales and the shares offered may be used to cover short sales.

        Any or all of the sales or other transactions involving the shares described above, whether completed by the selling stockholders, any broker-dealer or others, may be made using this prospectus. In addition, any shares that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than by using this prospectus. The shares may also be offered in one or more underwritten offerings, on a firm commitment or best efforts basis. We will not receive any proceeds from the sale of the shares by the selling stockholders. The shares may be sold in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. The prices will be determined by the selling stockholders or by agreement between the selling stockholders and their underwriters, dealers, brokers or agents.

        If required under the Securities Act, the number of the shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any commission with respect to a particular offer will be set forth in a prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from selling stockholders or purchasers of the shares or both. In addition, sellers of shares may be underwriters as that term is defined in the Securities Act and any profits on the sale of shares by them may be discounts or commissions under the Securities Act. The selling stockholders may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business. Some of the underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        The selling stockholders also may enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions or the creation of one or more derivative securities with broker-dealers or other financial institutions that involve the delivery of the shares to the broker-dealers or other financial institutions, who may then resell or otherwise transfer the shares. The selling stockholders may also pledge the shares to a broker-dealer or other financial institution and the broker-dealer or other financial institution may sell those shares upon a default. In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.

        Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days before the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.

        We will bear all costs, expenses and fees in connection with the registration of the resale of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders and their officers, directors, agents, trustees and affiliates, and each underwriter, if any, for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus and for any failure by us to fulfill any undertakings included in the registration statement of which this prospectus is a part. The selling stockholders have agreed to indemnify us for liabilities based on untrue material facts, or omissions of material facts, contained in this prospectus, but only to the extent that such material fact or omission is made in reliance on and in conformity with written information furnished by the selling stockholders specifically for use in preparation of this prospectus. The selling stockholders will pay any applicable underwriters' commissions and expenses, brokerage fees or transfer taxes. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We cannot assure you that the selling stockholders will sell any or all of the shares offered by them under this prospectus.

Where You Can Find More Information

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. You may read and copy this information at the following location at the SEC:

Judiciary Plaza, Room 10024
450 Fifth Street, N.W.
Washington, D.C. 20549

        You can also obtain copies of this information by mail from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

        The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Evolving Systems, that file electronically with the SEC. The address of that site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

Incorporation of Certain Documents by Reference

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

        This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

        (a)   Annual Report on Form 10-K for the year ended December 31, 2002;

        (b)   Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

        (c)   Current Reports on Form 8-K filed with the SEC on January 6, 2003, March 11, 2003, March 28, 2003, April 30, 2003, July 10, 2003, July 31, 2003, August 21, 2003, November 4, 2003 (two reports), November 18, 2003 (as amended by Form 8-K/A filed on December 8, 2003), January 9, 2004 and January 20, 2004;

        (d)   Definitive Proxy Statement on Schedule 14A filed with the SEC on March 28, 2003; and

        (e)   Registration Statement No. 000-24081 on Form 8-A12G filed with the SEC on April 24, 1998, in which there is described the terms, rights and provisions applicable to Evolving Systems' outstanding common stock.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
Evolving Systems, Inc.
9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(303) 802-1000

        We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

Legal Matters

        The validity of the shares of Evolving Systems, Inc. common stock offered by this prospectus will be passed on for us by Holme Roberts & Owen LLP, Denver, Colorado.

Experts

        The financial statements of Evolving Systems, Inc. as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, included in Evolving Systems, Inc.'s Current Report on Form 8-K and incorporated by reference into this Registration Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Evolving Systems, Inc.
9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(303) 802-1000

PROSPECTUS

380,747 Shares

Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth all expenses payable by the Registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The Registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration fee	$332.52
Fees and expenses of accountants	$5,000.00
Fees and expenses of counsel to the Registrant	$15,000.00
Printing and engraving	—
Blue Sky fees and expenses (including counsel)	—
Miscellaneous	$500.00

Total	$20,832.52

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

        The Registrant's Amended and Restated Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        The Registrant has entered into indemnification agreements with each of its directors and executive officers under which the Registrant has agreed to indemnify each of them against expenses and losses incurred for claims brought against them by reason of their being a director or executive officer of the Registrant, and the Registrant maintains directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of November 3, 2003, among the Registrant, CMS Communications, Inc., a merger subsidiary wholly owned by the Registrant and all of the shareholders of CMS Communications, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2003).
4.1
Registration Rights Agreement dated as of November 3, 2003, among the Registrant and all of the shareholders of CMS Communications, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2003).
4.2	Hold-Back Share Escrow Agreement dated as of November 3, 2003, among the Registrant, John M. Cullen, Jr., each other shareholder of CMS Communications, Inc. and Wells Fargo Bank West, N.A.
5.1	Opinion of Holme Roberts & Owen LLP.
23.1	Consent of PricewaterhouseCoopers LLP (Evolving Systems, Inc.).
23.2	Consent of PricewaterhouseCoopers LLP (CMS Communications, Inc.).
23.3	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature pages).

ITEM 17. UNDERTAKINGS.

        (a)   The Registrant hereby undertakes:

          (i)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (3)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i)(1) and (a)(i)(2) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (ii)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (iv)  For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (v)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 21st day of January, 2004.

Evolving Systems, Inc.
By:	/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr. Chief Executive Officer and President

POWER OF ATTORNEY

        We, the undersigned officers and directors of Evolving Systems, Inc. hereby severally constitute and appoint Stephen K. Gartside, Jr. and Anita T. Moseley, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 21st day of January, 2004.

Name	Title

/s/ STEPHEN K. GARTSIDE, JR. Stephen K. Gartside, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ BRIAN R. ERVINE Brian R. Ervine	Senior Vice President of Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ GEORGE A. HALLENBECK George A. Hallenbeck	Chairman of the Board
/s/ DONALD R. DIXON Donald R. Dixon	Director

/s/ ROBERT J. LOARIE Robert J. Loarie	Director
/s/ BRENDAN F. REIDY Brendan F. Reidy	Director
/s/ STEVE B. WARNECKE Steve B. Warnecke	Director